EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2021

•Revises 2021 Financial Forecast

GAITHERSBURG, Md., April 29, 2021—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the quarter ended March 31, 2021.

FINANCIAL HIGHLIGHTS (1)

(in millions)	Q1 2021	Q1 2020	% Change
Total revenues	$343.0	$192.5	78%
Net income (loss)	$69.7	($12.5)	*
Net income (loss) per diluted share	$1.28	($0.24)	*
Adjusted net income (2)	$83.6	$0.3	*
Adjusted net income (2) per diluted share	$1.53	$0.01	*
Adjusted EBITDA (2)	$123.5	$15.3	*
* % change is greater than 100%

2021 FINANCIAL PERFORMANCE (1)

(I) Quarter Ended March 31, 2021 (Q1)

Revenues

(in millions)	Q1 2021	Q1 2020	% Change
Product sales, net (5):
• NARCAN® Nasal Spray	$74.2	$72.2	3%
• Anthrax vaccines	$55.0	$51.9	6%
• Other	$8.7	$24.1	(64)%
Total product sales, net	$137.9	$148.2	(7)%
Contract development and manufacturing (CDMO) services	$183.8	$21.7	*
Contracts and grants	$21.3	$22.6	(6)%
Total revenues	$343.0	$192.5	78%
(5) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts.
* % change is greater than 100%

Product Sales, net
For Q1 2021, revenues from NARCAN Nasal Spray and Anthrax vaccines were consistent as compared to Q1 2020.

For Q1 2021, revenues from other product sales decreased $15.4 million as compared to Q1 2020. The decrease is primarily due to lower sales of BAT®[Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)], due to timing of deliveries to the U.S. government (USG) and the Strategic National Stockpile, and lower sales of the Company's travel health vaccines, largely Vivotif® (Typhoid Vaccine Live Oral Ty21a), due to the currently low level of global travel.

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Contract Development and Manufacturing (CDMO) Services
For Q1 2021, revenue from contract development and manufacturing services was $183.8 million, an increase of $162.1 million, as compared to Q1 2020. The increase is largely due to the public-private partnership with the Biomedical Advanced Research and Development Authority (BARDA) to support the USG's efforts to address the COVID-19 pandemic and CDMO services in support of commercial innovators.

Contracts and Grants
For Q1 2021, revenues from contracts and grants were consistent as compared to Q1 2020.

Operating Expenses

(in millions)	Q1 2021	Q1 2020	% Change
Cost of product sales and CDMO services	$99.3	$76.9	29%
Research and development	$52.5	$42.7	23%
Selling, general and administrative	$80.9	$69.7	16%
Amortization of intangible assets	$14.9	$14.8	1%

Cost of Product Sales and CDMO Services
For Q1 2021, cost of product sales and contract development and manufacturing services increased $22.4 million as compared to Q1 2020. The increase is primarily due to a higher volume of CDMO services, largely the Company's arrangements to address the COVID-19 pandemic, partially offset by a decline in costs associated with product sales due to the lower total product sales, net.

Research and Development
For Q1 2021, research and development expenses increased $9.8 million as compared to Q1 2020. The increase is primarily due to higher costs associated with the development of the COVID-HIG therapeutic product candidate, offset by a decline in costs associated with the development of the AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) product candidate as this program is nearing completion. Net of contracts and grants revenue, which consists primarily of reimbursements against development investments, research and development expenses were $31.2 million for Q1 2021.

Selling, General and Administrative
For Q1 2021, selling, general and administrative expenses increased $11.2 million as compared to Q1 2020. The increase is primarily due to higher staffing and professional service costs to support the Company's growth.
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Additional Financial Information
Gross Margin (2)

(in millions)	Q1 2021	Q1 2020	% Change
Gross margin	$222.4	$93.0	139%
Gross margin % (gross margin divided by adjusted revenues (2))	69%	55%	14%
Adjusted gross margin	$223.5	$93.6	139%
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues (2))	69%	55%	14%

CDMO Metrics

CDMO Backlog Rollforward	(in millions)
Beginning backlog (12/31/2020)	$1,340.0
Revenue recognized during Q1 2021	($183.8)
New business (net new contracted value included in backlog)	$186.6
Ending backlog (3/31/2021)	$1,342.8

(in millions)	March 31, 2021	December 31, 2020	% Change
CDMO services backlog (3)	$1,342.8	$1,340.0	—%
CDMO services opportunity funnel (4)	$807.1	$689.0	17%

Capital Expenditures

(in millions)	Q1 2021	Q1 2020	% Change
Gross capital expenditures	$56.1	$24.2	132%
- Capital expenditures reimbursed	($7.2)	$—	—%
Net capital expenditures	$48.9	$24.2	102%
Gross capital expenditures as a % of total revenues	16%	13%	3%

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2021 FINANCIAL FORECAST
For full year 2021, the Company's revised and previous forecast of the following financial metrics is as follows:

(in millions)	Revised 2021 Forecast	Previous 2021 Forecast
Total revenues	$1,700 - $1,900	$1,950 - $2,050
•NARCAN® nasal spray	$305 - $325	$305 - $325
•Anthrax vaccines	$280 - $310	$280 - $310
•ACAM2000®	$185 - $205	$185 - $205
•CDMO services	$765 - $875	$925 - $965
Adjusted EBITDA (2)	$620 - $720	$750 - $810
Adjusted net income (2)	$395 - $470	$475 - $525
Gross margin (2)	63% - 65%	65%
The Company's revised financial forecast for 2021 includes the following additional considerations:

Revised considerations

•CDMO services revenues have been reduced primarily due to the hold of certain COVID-19 vaccine bulk drug substance lots and commitment not to initiate new manufacturing at Bayview pending further review by the U.S. Food and Drug Administration (FDA). Even assuming FDA concurrence to re-initiate new manufacturing and/or release of lots, the Company expects a delay in the timing of expected revenue.
•Total revenues, specifically other product sales, are expected to be impacted due to the Company's assumption that a new raxibacumab contract will be awarded later than previously planned.

Unchanged considerations

•Anthrax vaccines revenues are expected to continue to primarily reflect procurement of AV7909 under the terms of the Company’s existing contract with BARDA at a more normalized annual level.
•ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2020 deliveries.
•Narcan® (naloxone HCl) Nasal Spray revenues assume the naloxone market remains competitive, that at least one new entrant will enter the market by year end, and that no generic entrant will enter the market prior to the anticipated appellate decision related to the pending patent litigation, which is expected in the second half of 2021.
•Pipeline progress is expected across the vaccines, therapeutics, and devices portfolios, anticipating at least one Phase 3 launch and one Biologics License Application (BLA)/Emergency Use Authorization (EUA) filing.
•Capital expenditures, net of reimbursement, are expected to be in a range of 8% to 9% of total revenues, reflecting ongoing investments in capacity and capability expansions in support of the Company's CDMO services business and product portfolio.

Q2 2021 REVENUE FORECAST

For Q2 2021, the Company expects total revenues of $370 million to $430 million.

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FOOTNOTES

(1) All financial information incorporated within this release is unaudited
(2) See "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" for a definition of terms and the reconciliation tables.
(3) CDMO backlog is defined as estimated remaining contract value as of the indicated period pursuant to signed contracts, the majority of which is expected to be recognized over the next 24 months.
(4) CDMO opportunity funnel is defined as proposal values from new work with new customers, new work with existing customers and extensions/expansions of existing contracts with existing customers, that if converted to new business the majority of which is expected to be realized over the next 24 months. This excludes any value associated with an extension of the commercial supply agreements (CSA) with Johnson & Johnson and AstraZeneca.
(5) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts.

CONFERENCE CALL, PRESENTATION SUPPLEMENT, AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, April 29, 2021, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 9153099
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/yvrb3cpe for the webcast.

A replay of the call can be accessed from the Emergent website.

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.

RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes, Adjusted Gross Margin, Adjusted Revenues and Net Research and Development expenses)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the
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corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income to Adjusted Net Income," "Reconciliation of Net Income to Adjusted EBITDA," "Reconciliation of Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding procurement of AV7909; ACAM2000® vaccine deliveries; the award of a new procurement contract for raxibacumab; the strength of the naloxone market; the timing and number of generic naloxone entrants; the timing of the anticipated appellate decision on pending patent litigation; pipeline progress and the anticipated timing and number of regulatory submissions; the timing of CDMO revenues, our CDMO backlog and opportunity funnel; capital expenditures and total contract value; and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. The reader is, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of COVID-19 on the markets, our operations, and employees as well as those of our customers and suppliers; the ability to obtain authorization from the FDA for our proposed COVID-19 treatment and its safety and effectiveness; the ability to obtain authorization from the FDA to produce the products and product candidates of our customers; availability of U.S. government funding for procurement of our products and certain product candidates and the future exercise of options under contracts related to such procurement; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to perform under our contracts with the U.S. government and our CDMO clients, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN® Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the indenture governing our senior unsecured notes due 2028; our ability to obtain and maintain regulatory approvals for our other product candidates and the timing of any such approvals; the procurement by government entities outside of the United States under regulatory exemptions prior to approval by the
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corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. The reader should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Director, Media Relations hartwigm@ebsi.com
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$547.8	$621.3
Restricted cash	0.2	0.2
Accounts receivable, net	184.4	230.9
Inventories, net	406.5	307.0
Prepaid expenses and other current assets	42.2	36.5
Total current assets	1,181.1	1,195.9

Property, plant and equipment, net	692.9	644.1
Intangible assets, net	648.2	663.1
Goodwill	266.5	266.7
Other assets	111.4	113.4
Total assets	$2,900.1	$2,883.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$142.2	$136.1
Accrued expenses	25.0	46.9
Accrued compensation	55.0	84.6
Debt, current portion	26.0	33.8
Other current liabilities	122.0	83.1
Total current liabilities	370.2	384.5

Contingent consideration, net of current portion	5.3	34.2
Debt, net of current portion	833.1	841.0
Deferred tax liability	53.3	53.2
Contract liabilities, net of current portion	52.5	55.5
Other liabilities	62.9	67.8
Total liabilities	$1,377.3	$1,436.2

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 54.8 and 54.3 shares issued; 53.6 and 53.1 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	790.1	784.9
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Accumulated other comprehensive loss, net	(24.4)	(25.3)
Retained earnings	796.6	726.9
Total stockholders' equity	1,522.8	1,447.0
Total liabilities and stockholders' equity	$2,900.1	$2,883.2
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2021	2020

Revenues:
Product sales, net	$137.9	$148.2
Contract development and manufacturing services	183.8	21.7
Contracts and grants	21.3	22.6
Total revenues	343.0	192.5

Operating expenses:
Cost of product sales and contract development and manufacturing services	99.3	76.9
Research and development	52.5	42.7
Selling, general and administrative	80.9	69.7
Amortization of intangible assets	14.9	14.8
Total operating expenses	247.6	204.1

Income (loss) from operations	95.4	(11.6)

Other income (expense):
Interest expense	(8.5)	(8.6)
Other, net	(1.7)	(1.1)
Total other income (expense), net	(10.2)	(9.7)

Income (loss) before income taxes	85.2	(21.3)
Income taxes	(15.5)	8.8
Net income (loss)	$69.7	$(12.5)

Net income (loss) per common share
Basic	$1.31	$(0.24)
Diluted	$1.28	$(0.24)

Shares used in computing income (loss) per share
Basic	53.3	52.0
Diluted	54.5	52.0

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Cash flows provided by operating activities:
Net income (loss)	$69.7	$(12.5)
Adjustments to reconcile to net income (loss) to net cash provided by operating activities:
Share-based compensation expense	10.5	6.6
Depreciation and amortization	28.7	28.2
Change in fair value of contingent consideration, net	1.1	0.6
Amortization of deferred financing costs	1.0	0.7
Deferred income taxes	(1.7)	(4.2)
Other	3.5	—
Changes in operating assets and liabilities:
Accounts receivable	42.1	108.2
Inventories	(99.9)	(25.6)
Prepaid expenses and other assets	(10.0)	(15.3)
Accounts payable	20.1	(15.6)
Accrued expenses and other liabilities	(40.0)	1.1
Accrued compensation	(29.4)	(14.9)
Contract liabilities	9.4	0.5
Net cash provided by operating activities:	5.1	57.8
Cash flows used in investing activities:
Purchases of property, plant and equipment and other	(56.1)	(24.2)
Net cash used in investing activities:	(56.1)	(24.2)
Cash flows used in financing activities:
Principal payments on revolving credit facility	—	(20.0)
Principal payments on term loan facility	(5.6)	(2.8)
Principal payments on convertible senior notes	(10.6)	—
Proceeds from share-based compensation activity	6.9	9.1
Taxes paid for share-based compensation activity	(12.2)	(5.6)
Contingent consideration payments	(0.7)	(0.7)
Net cash used in financing activities:	(22.2)	(20.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	0.1
Net change in cash, cash equivalents and restricted cash	(73.5)	13.7
Cash, cash equivalents and restricted cash at beginning of period	621.5	168.0
Cash, cash equivalents and restricted cash at end of period	$548.0	$181.7

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Reconciliation of Net Income to Adjusted Net Income (1)

	Three Months Ended March 31,
(in millions, except per share value)	2021	2020	Source
Net income (loss)	$69.7	$(12.5)
Adjustments:
+ Non-cash amortization charges	16.0	15.5	Intangible Asset (IA) Amortization, Other Income
+ Changes in fair value of contingent consideration	1.1	0.6	COGS
+ Acquisition-related costs (transaction & integration)	0.2	—	SG&A
Tax effect	(3.4)	(3.3)
Total adjustments:	$13.9	$12.8
Adjusted net income	$83.6	$0.3
Adjusted net income per diluted share	$1.53	$0.01

(in millions)	Revised 2021 Full Year Forecast	Source
Net income	$340 - $415
Adjustments:
+ Non-cash amortization charges	64	IA Amortization, Other Income
+ Changes in fair value of contingent consideration	3	COGS
+ Acquisition-related costs (transaction & integration)	2	SG&A
Tax effect	(14)
Total adjustments:	$55
Adjusted net income	$395 - $470

Reconciliation of Net Income to Adjusted EBITDA (1)

	Three Months Ended March 31,
(in millions)	2021	2020
Net income (loss)	$69.7	$(12.5)
Adjustments:
+ Depreciation & amortization	28.7	28.2
+ Provision for income taxes	15.5	(8.8)
+ Total interest expense, net	8.3	7.8
+ Changes in fair value of contingent consideration	1.1	0.6
+ Acquisition-related costs (transaction & integration)	0.2	—
Total adjustments	$53.8	$27.8
Adjusted EBITDA	$123.5	$15.3

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(in millions)	Revised 2021 Full Year Forecast
Net income	$340 - $415
Adjustments:
+ Depreciation & amortization	129
+ Provision for income taxes	114-139
+ Total interest expense, net	32
+ Changes in fair value of contingent consideration	3
+ Acquisition-related costs (transaction & integration)	2
Total adjustments	$280 - $305
Adjusted EBITDA	$620 - $720

Reconciliation of Gross Margin and Adjusted Gross Margin (1)

	Three Months Ended March 31,
(in millions)	2021	2020
Total revenues	$343.0	$192.5
- Contract and grants revenues	(21.3)	(22.6)
Adjusted revenues	$321.7	$169.9

Cost of product sales and contract development and manufacturing services ("COGS")	$99.3	$76.9
- Changes in fair value of contingent consideration	(1.1)	(0.6)
Adjusted COGS	$98.2	$76.3

Gross margin (adjusted revenues minus COGS)	$222.4	$93.0
Gross margin % (gross margin divided by adjusted revenues)	69%	55%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$223.5	$93.6
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	69%	55%

Reconciliation of Net Research and Development Expenses (1)

	Three Months Ended March 31,
(in millions)	2021	2020
Research and Development Expenses	$52.5	$42.7
Adjustments:
- Contracts and Grants Revenue	(21.3)	(22.6)
Net Research and Development Expenses	31.2	$20.1
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	321.7	$169.9
Net R&D as % of Adjusted Revenue (Net R&D Margin)	10%	12%

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